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                                                                     Exhibit 3.9

                  Office of the Mississippi Secretary of State
              P.O. Box 136, Jackson, MS 39205-0136  (601) 359-1333
                           Articles of Incorporation

     The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or
     Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

     1.   Type of Corporation:              Profit

     2.   Name of Corporation:              Isle of Capri Casino - Tunica, Inc.

     3.   The future effective date is:     N/A

     4.   For nonprofits only:              N/A

     5.   For profits only:                 The Number (and Classes) if any of
                                            shares the corporation is
                                            authorized to issue is (are) as
                                            follows


                                            Class(es): Common
                                            # of Shares Authorized: 1,000

     6.   Name and Street Address of        Gregory D. Guida
          the Registered Agent and Office:  711 Washington Loop
                                            Biloxi, MS 39530-3848

     7.   Name and address of each          Dana E. Kelly
          incorporator:                     200 South Lamar Street, Suite 500
                                            Jackson, MS  39201

     8.   Other Provisions:                 N/A

     9.   Incorporator's Signatures:        /s/ Dana E. Kelly
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